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                                                                    EXHIBIT 99.1

                             JOINT FILING AGREEMENT

     Each of the undersigned persons hereby agrees and consents to this joint filing of Schedule 13G (including any and all amendments thereof) on their behalf pursuant to Section 13(d) and (g) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder. Each of these persons is not responsible for the completeness or accuracy of the information concerning the other persons making this filing, unless such person knows or has reason to believe that such information is inaccurate.

Date: February 2, 2006


                                        By: /s/ Luis Alberto Harvey McKissack
                                            ------------------------------------
                                        Name: Luis Alberto Harvey McKissack


                                        By: /s/ Arturo J. Saval Perez
                                            ------------------------------------
                                        Name: Arturo J. Saval Perez


                                        By: /s/ Thomas C. Barry
                                            ------------------------------------
                                        Name: Thomas C. Barry


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